                                                                    Exhibit (21)

                                 STEPAN COMPANY
                           SUBSIDIARIES OF REGISTRANT

Subsidiary                      Organized under the Laws of:
----------                      ----------------------------

Stepan Europe S.A.                     France
Stepan Canada, Inc.                    Canada
Stepan Mexico, S.A. de C.V.            Mexico
Stepan Deutschland GmbH                Germany
Stepan Colombiana de Quimicos          Colombia
Stepan Quimica Ltda.                   Brazil
Stepan UK Limited                      United Kingdom